Exhibit 10.4

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated and effective as of July 29, 2025, is entered into by and between Safe and Green Development Corporation, a Delaware corporation (the “Company”), the undersigned (each, a “Holder” and together the “Holders”), being the assignees of all rights under the Debentures (as defined below) initially issued to ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP, ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER, LP, ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP, and ARENA SPECIAL OPPORTUNITIES FUND, LP (the “Arena Investors”). The Company and the Holders are together referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below) unless otherwise defined herein.

WHEREAS, the Company and the Arena Investors entered into and executed that certain Securities Purchase Agreement dated as of August 12, 2024, as amended by the First Amendment dated April 4, 2025 (the “Purchase Agreement”), providing for the issuance of certain of the Company’s securities including debt securities and common stock purchase warrants;

WHEREAS, pursuant to the Purchase Agreement, the Company issued to the Arena Investors the following 10% Original Issue Discount Secured Convertible Debentures due February 12, 2026 and dated August 12, 2024 (the “August 2024 Debentures”), each as amended by that certain Global Amendment thereto, dated as of September 18, 2024:

(a)	August 2024 Debenture in the Original Principal Amount of $583,404.59 issued to Arena Special Opportunities Partners II, LP, having an outstanding principal balance as of June 30th, 2025 of $58,340.00;

(b)	August 2024 Debenture in the Original Principal Amount of $445,634.04 issued to Arena Special Opportunities (Offshore) Master, LP, having an outstanding principal balance as of June 30th, 2025 of $44,563.00;

(c)	August 2024 Debenture in the Original Principal Amount of $247,180.31 issued to Arena Special Opportunities Partners III, LP, having an outstanding principal balance as of June 30th, 2025 of $24,718.00; and

(d)	August 2024 Debenture in the Original Principal Amount of $112,669.81 issued to Arena Special Opportunities Fund, LP, having an outstanding principal balance as of June 30th, 2025 of $11,267.00;

WHEREAS, pursuant to the Purchase Agreement, the Company issued to the Arena Investors the following 10% Original Issue Discount Secured Convertible Debentures due April 25, 2026 and dated October 25, 2024 (the “October 2024 Debentures”):

(a)	October 2024 Debenture in the Original Principal Amount of $933,447.36 issued to Arena Special Opportunities Partners II, LP, having an outstanding principal balance as of June 30th, 2025 of $369,243.00;

(b)	October 2024 Debenture in the Original Principal Amount of $713,014.46 issued to Arena Special Opportunities (Offshore) Master, LP, having an outstanding principal balance as of June 30th, 2025 of $341,979.00;

(c)	October 2024 Debenture in the Original Principal Amount of $395,488.49 issued to Arena Special Opportunities Partners III, LP, having an outstanding principal balance as of June 30th, 2025 of $156,443.00; and

(d)	October 2024 Debenture in the Original Principal Amount of $180,271.69 issued to Arena Special Opportunities Fund, LP, having an outstanding principal balance as of June 30th, 2025 of $11,377.00;

WHEREAS, pursuant to the Purchase Agreement the Company issued to the Arena Investors the following 10% Original Issue Discount Secured Convertible Debentures due October 4, 2026 and dated April 4, 2025 (the “April 2025 Debentures” and, together with the August 2024 Debentures and the October 2024 Debentures, the “Debentures”):

(a)	April 2025 Debenture in the Original Principal Amount of $466,723.00 issued to Arena Special Opportunities Partners II, LP, having an outstanding principal balance as of June 30th, 2025 of $239,047.00;

(b)	April 2025 Debenture in the Original Principal Amount of $356,506.00 issued to Arena Special Opportunities (Offshore) Master, LP, having an outstanding principal balance as of June 30th, 2025 of $182,596.00;

(c)	April 2025 Debenture in the Original Principal Amount of $197,745.00 issued to Arena Special Opportunities Partners III, LP, having an outstanding principal balance as of June 30th, 2025 of $101,281.00; and

(d)	April 2025 Debenture in the Original Principal Amount of $ $90,137.00 issued to Arena Special Opportunities Fund, LP, having an outstanding principal balance as of June 30th, 2025 of $46,166.00;

WHEREAS, on July 28th, 2025 the Holders acquired from the Arena Investors the Debentures;

WHEREAS, the Parties acknowledge that the principal amounts owing in respect of the Debentures immediately prior to the date hereof are no less than the amounts set forth in the foregoing recitals;

WHEREAS, the Parties acknowledge and agree that certain defaults and Events of Default under each Debenture have occurred and are continuing as of the date hereof (“Debenture Defaults”); and

WHEREAS, the Parties acknowledge and agree that certain defaults under the Transaction Documents have occurred and are continuing as of the date hereof (“TD Defaults”).

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Forbearances; Covenants and Conditions; Additional Related Provisions. Each Holder, pursuant to the terms hereof, hereby waives, and agrees to forbear from exercising, any of its rights or remedies, as applicable, under the Debentures or the Transaction Documents with respect to the Debenture Defaults or the TD Defaults for a period of time commencing on the date hereof and ending upon sixty-one (61) days after the occurrence of a Treasury Opportunity Failure (as defined in that certain Securities Purchase Agreement, dated July 29th, 2025, by and among the Company and the signatories thereto).

2. Preparation of Agreement. Each Party represents to the other that its counsel has negotiated and participated in the drafting of, and is legally authorized to negotiate and draft, this Agreement. Each Party acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement and each was afforded the opportunity to negotiate the terms of this Agreement. This Agreement shall be construed as having been made and entered into as the result of arm’s-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power with the acknowledgement by the Company that Bill Panagiotakopoulos has an indirect financial interest in the Debentures.

3. Amendments. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5. Entire Agreement. This Agreement represents the entire agreement of the Parties as to the matters set forth herein and shall supersede any and all previous contracts, arrangements or understandings among the Parties.

6. Counterparts. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature had been delivered.

7. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Mill End CapitAl Ltd

By:	/s/ George Sandhu
Name:	George Sandhu
Title:	Authorized Officer

NORTH YORK LTD

By:	/s/ Ashwood Forbes
Name:	Ashwood Forbes
Title:	Authorized Officer

INDIGO CAPITAL LLC

By:	/s/ Christian Girodet
Name:	Christian Girodet
Title:	Authorized Officer

STRATEGIC EP LLC

By:	/s/ Alex Deitch
Name:	Alex Deitch
Title:	Authorized Officer

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer

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[Signature Page to Forbearance Agreement]

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